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                               ARTER & HADDEN LLP
                                ATTORNEYS AT LAW
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                                 April 24, 2002


Isonics Corporation
5606 McIntyre Street
Golden, Colorado 80403

     Re:  REGISTRATION STATEMENT ON FORM S-3

Gentlemen:

     We have acted as special California counsel to Isonics Corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3 (File No. 333-______) (the "Registration Statement") relating to the public resale offering by certain selling shareholders of 1,350,000 shares of the Company's common stock.

     In so acting, we have examined and relied upon the original or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates, and other instruments, and such factual information otherwise supplied to us by the Company as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

     On the basis of and subject to the foregoing, we are of the opinion that the Securities, when sold pursuant to the Registration Statement and Prospectus, will, under the laws of the State of California, upon sale thereof in accordance with the terms set forth in the Registration Statement and the Prospectus, be duly and validly issued, fully paid, and non-assessable.

     We advise you that our opinion is an expression of professional judgment and not a guarantee. We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement. Burns, Figa & Wills, P.C., of Englewood, Colorado, is authorized to rely on this opinion for purposes of issuing its legal opinions with regard to the Securities.


                                        Very truly yours,

                                        /s/ Arter & Hadden LLP

                                        ARTER & HADDEN LLP